Exhibit 10.1

ZYVERSA THERAPEUTICS, INC.

2200 N. Commerce Parkway, Suite 208

Weston, FL 33326

September 13, 2023

To the Holder of July 2023 Common Stock Purchase Warrants

Re:	Inducement Offer to Exercise Existing Common Stock Purchase Warrants

Dear Holder:

ZYVERSA THERAPEUTICS, INC. (the “Company”) is pleased to offer (this “Inducement Offer”) to you (“Holder”, “you” or similar terminology) the opportunity to receive (i) new warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) a reduction in the Exercise Price (as defined in the respective Existing Warrants) of certain warrants to purchase shares of Common Stock held by you in consideration for exercising for cash all such warrants to purchase shares of the Company’s Common Stock issued to you on July 26, 2023 (the “Existing Warrants”), as more particularly set forth on the signature page hereto. The shares of Common Stock underlying the Existing Warrants have been registered pursuant to the registration statement on Form S-1, as amended (File No. 333-272657). The shares of Common Stock underlying the Existing Warrants are referred to herein as the “Warrant Shares” and the registration statement referenced in the foregoing sentence is referred to herein as the “Registration Statements.” The Registration Statements are currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance or resale of the Warrant Shares, as applicable. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined hereinafter).

During the period from the date of this Inducement Offer set forth above and until 5:30 pm, Eastern Time, on September 18, 2023 (the “Reduced Price Exercise Period”), the Company desires to reduce the Exercise Price (as defined in the respective Existing Warrants) of the Existing Warrants to the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the day of an exercise of Existing Warrants; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five (5) Trading Days immediately preceding the day of an exercise of Existing Warrants (the “Reduced Exercise Price”). Exercise of the Existing Warrants may be made, in whole or in part, at any time or times during the Reduced Price Exercise Period by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Reduced Price Notice of Exercise in the form annexed hereto as Exhibit A.

In consideration for exercising Existing Warrants held by Holder and each time that the Holder exercises Existing Warrants during the Reduced Price Exercise Period pursuit to the terms of this Inducement Offer (the “Warrant Exercise”), the Company hereby offers to issue you or your designees:

(a) new unregistered Common Stock purchase warrants (each a “New Warrant” and collectively the “New Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to a number of shares (the “New Warrant Shares”) of Common Stock equal to 100% of the number of Warrant Shares issued pursuant to such exercise of Existing Warrants during and prior to the Existing Warrant Exercise Deadline, which New Warrants shall be substantially in the form as set forth in Exhibit B hereto, will be exercisable at any time for a period of five (5) years starting on the date that is six (6) months from the date of issuance of the New Warrants at an exercise price per share equal to the Reduced Exercise Price.

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(b) The New Warrant certificates will be delivered within two (2) Trading Days following the Warrant Exercise, and such New Warrants, together with any underlying shares of Common Stock issued upon exercise of the New Warrants, shall, unless and until registered, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, which constitutes the Holder’s acceptance to exercise Existing Warrants at the Holder’s own discretion subject to the Beneficial Ownership Limitation set forth in Section 2(e) of the Existing Warrants at the Reduced Exercised Price.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

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If this offer is accepted and the transaction documents are executed by the Execution Time, then on or before 8:30 a.m., Eastern Time, on the Trading Day following the date hereof, the Company shall issue a press release and/or file a Current Report on Form 8-K with the Securities and Exchange Commission “Commission”) disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of such press release or filing of such of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release and/or filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant Shares shall be issued free of any legends or restrictions on resale by Holder.

No later than the second (2nd) Trading Day following the date hereof, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by A.G.P. (the “Placement Agent”), settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by the Holder; upon receipt of such Warrant Shares, the Placement Agent shall promptly electronically deliver such Warrant Shares to the Holder, and payment therefor shall concurrently be made to the Company by the Placement Agent (or its clearing firm) by wire transfer to the Company). The date of the Closing of the exercise of the Existing Warrants shall be referred to as the “Closing Date”.

Sincerely yours,

ZYVERSA THERAPEUTICS, INC..

By:
Name:	Stephen C. Glover
Title:	Chief Executive Officer

[Holder Signature Page Follows]

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Accepted and Agreed to:

Name of Holder: _________________________________________________

Signature of Authorized Signatory of Holder: _________________________________________________

Name of Authorized Signatory: _________________________________________________

Title of Authorized Signatory: _________________________________________________

Number of Existing Warrants:_________________________________________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: _________________________________________________

Existing Warrants Beneficial Ownership Blocker: 4.99% or 9.99%

New Warrants: (100% of total Existing Warrants being exercised):_________________________________________________

New Warrants Beneficial Ownership Blocker: 4.99% or 9.99%

DTC Instructions: _________________________________________________

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except as otherwise noted in a subsequent SEC Report. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith other than the Stockholder Approval, if applicable. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or

(iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d) [RESERVED]

e) Trading Market. Except for as related to the Stockholder Approval, if applicable, the transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Global Market.

f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement; (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iv) Stockholder Approval, if applicable.

g) Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, and if applicable, the Company shall hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the New Warrants are no longer outstanding.

h) Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

EXHIBIT A

NOTICE OF REDUCED PRICE EXERCISE

TO: ZYVERSA THERAPEUTICS, INC.

The undersigned hereby elects to purchase the number of Warrant Shares of the Company pursuant to the terms of the Existing Warrant set forth below and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Name of Holder: _________________________________________________

Signature of Authorized Signatory of Holder: _________________________________________________

Name of Authorized Signatory: _________________________________________________

Title of Authorized Signatory: _________________________________________________

Number of Existing Warrants Exercised: _________________________________________________

Reduced Exercise Price: __________________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: _________________________________________________

Existing Warrants Beneficial Ownership Blocker: 4.99% or 9.99%

New Warrants: (100% of total Existing Warrants being exercised): _________________________________________________

New Warrants Beneficial Ownership Blocker: 4.99% or 9.99%

DTC Instructions: _________________________________________________

EXHIBIT B

FORM OF NEW WARRANT

(See Attachment)